SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 1, 1998 (September 16,
1998)

                       Digital Courier Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)


Delaware                              0-20771                87-0422824
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(State or Other                     (Commission              (IRS Employer
Jurisdiction of Incorporation)      File Number)             Identification No.)

 136 Heber Avenue, Suite 204, Park City, Utah                         84060
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (435) 655-3617

 136 Heber Avenue, Suite 204, Park City, Utah                          84060
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(Address of Principal Executive Offices)                              (Zip Code)

DataMark Holding, Inc., 448 East Winchester Street, Salt Lake City, Utah 84107
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(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets
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         On  September  16,  1998,  Digital  Courier  Technologies,   Inc.  (the
"Company") acquired 100% of the issued and outstanding capital stock of Digital Courier International, Inc., a Nevada corporation, ("DCI") (the "Exchange") pursuant to the terms of a Stock Exchange Agreement by and among the Company, DCI, and the shareholders of DCI, dated March 17, 1998 (the "Exchange Agreement").

         The Exchange was consummated following approval of the Exchange Agreement by the shareholders of the Company on September 16, 1998. The aggregate purchase price of the acquisition was $13,045,424, consisting of (i) 4,659,080 shares of the Company's Common Stock (having a market value of $2.80 per share of Common Stock on March 17, 1998) and approximately (ii) $100,000 in transaction costs.

         The  purchase  price  for  DCI  was  determined   through   arms-length
negotiations between the parties. The Company financed the acquisition of DCI through the issuance of shares of Company Common Stock and cash on hand.

         Raymond J. Pittman serves as Chief Executive Officer and a board member of the Company, and was also the Chief Executive Officer and a shareholder of DCI. Mr. Pittman did not serve as an officer or board member of the Company when Company negotiated and agreed to the Exchange or when the Company's Board of Directors approved the Exchange. Upon closing of the DCI acquisition on September 16, 1998, Mr. Pittman received 1,930,127 restricted shares of Company Common Stock, or approximately 14.7% of the total outstanding shares of Company Common Stock. Pursuant to the terms of the Exchange Agreement, Mr. Pittman entered into an employment agreement, pursuant to which, among other things, he has agreed he will not compete with the business of the Company or DCI for one year after termination of his employment with the Company. The Company will pay Mr. Pittman an annual salary of $180,000.

                  James A. Egide serves as Chairman of the Board of the Company, and was also a shareholder of DCI. Mr. Egide introduced DCI to the Company, although he abstained from the vote of the Board of Directors approving the Exchange. Prior to the Closing of the Exchange, James A. Egide owned 1,140,003 shares of Company Common Stock or approximately 13.5% of the total outstanding shares of the Company, which includes 25,000 shares which Mr. Egide may acquire on exercise of options. After the Closing of the DCI transaction on September 16, 1998, Mr. Egide acquired an additional 498,895 shares of Company Common Stock. Mr. Egide currently owns approximately 12.5% of the total outstanding shares of the Company.

         Pursuant to the Exchange Agreement, the Company will provide certain indemnification and liability insurance benefits to certain indemnified parties, including directors and officers of DCI.

         Except as set forth above, no material relationships exist between any of the former DCI shareholders and the Company or any of the Company's affiliates, directors, officers, or any associate of any director or officer of the Company.

Item 5.  Other Events
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         On September 16, 1998, the Company formally changed its name to Digital
Courier Technologies, Inc. to better reflect the current business of the Company as an Internet software company which has developed sophisticated online content and commerce software and services.

Item 7.  Financial Statements and Exhibits
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(a)      Financial statements of businesses acquired.

         The financial statements required pursuant to Rule 3-05 of Regulation S-X were previously reported in the Company's proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as filed with the Securities and Exchange Commission on September 1, 1998, and pursuant to General Instruction B.3 of Form 8-K are not required to be additionally reported herein.

(b)      Pro forma financial information.

         The financial information required pursuant to Article 11 of Regulation S-X was previously reported in the Company's proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as filed with the Securities and Exchange Commission on September 1, 1998, and pursuant to General Instruction B.3 of Form 8-K is not required to be additionally reported herein.

(c)      Exhibits

Exhibit Number                          Description
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                                        2.1  Stock  Exchange  Agreement  by  and
                                        among DataMark Holding, Inc., a Delaware
                                        corporation,    and   Digital    Courier
                                        International,     Inc.,     a    Nevada
                                        corporation,  and  the  shareholders  of
                                        Digital  Courier  International,   Inc.,
                                        dated March 17, 1998,  previously  filed
                                        as  Annex  I  to  the  Company's   proxy
                                        statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as filed with the Securities and Exchange
                                        Commission on September 1, 1998 and incorporated herein by reference.



                                   SIGNATURES
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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   DIGITAL COURIER TECHNOLOGIES,
                                                   INC.

Dated: October ___, 1998                           By: /s/
                                                      --------------------------
                                                   Mitchell Edwards
                                                   Chief Financial Officer